

<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               66,683
<SECURITIES>                                         843,857
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       14,504,933<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           13,268,202
<TOTAL-LIABILITY-AND-EQUITY>                         14,504,933<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     181,458<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     610,282<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,389,128) <F5>
<EPS-BASIC>                                          (39.84)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships, net of
$11,806,465,  Other investments of $1,772,931 and Other assets of $14,997
<F2>Included in Total  Liabilities and Equity:  Accounts  payable to affiliates of $1,212,288 and Accounts  payable and accrued expenses of $24,443
<F3>Included in Total Revenues:  Investment of $57,583,  Accretion of Original
Issue Discount of $100,423 and Other of $23,452
<F4>Included  in Other  Expenses: Asset Management fees of $123,753, General and administrative of $258,652, Provision for valuation of investments in Local Limited Partnerships of $212,424 and Amortization of $15,453
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of
$960,304

